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                                                                    EXHIBIT 10.3

                            NON-COMPETITION AGREEMENT



                THIS NON-COMPETITION AGREEMENT is made effective as of this 26 day of February, 1999, by and between BNC Mortgage, Inc., a Delaware corporation ("BNC") and Mortgage Logic.com, Inc., a California corporation ("Purchaser" and together with BNC, the "BNC Parties"), on the one hand, and America's Lender, Inc. ("Seller"), SHL Holdings, Inc., a California corporation ("SHL"), and Keith Guy, an individual ("Guy"), on the other, (Seller, SHL and Guy are known together as the "Seller Parties"), with reference to the following facts:

                                 R E C I T A L S

        WHEREAS, Purchaser is purchasing certain assets (and assuming certain liabilities) pursuant to that certain Agreement for the Purchase of Certain Assets and the Assumption of Certain Liabilities of America's Lender, Inc. dated as of December 14, 1998 (the "Purchase Agreement");

        WHEREAS, Guy is the sole Shareholder of Seller and of TrueLink, Inc., a California corporation ("TrueLink");

        WHEREAS, Seller has well established business relationships and contacts in its business which includes, but is not limited to, originating, selling and servicing mortgage loans and mortgage lending (the "Business");

        WHEREAS, after the Closing Date (as defined in the Purchase Agreement) the BNC Parties will own and operate the Business and the BNC Parties expect to receive all benefits thereof;

        WHEREAS, Seller's trade secrets include confidential information concerning product and service marketing plans and strategy, customer needs and peculiarities, and customer lists and detail information (the "Trade Secrets");

        WHEREAS, the BNC Parties would not enter into the Purchase Agreement unless it is assured that it will be able to operate the Business in the United States without competition from the Seller Parties except as provided herein.

        WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Seller Parties enter into this Agreement;

        WHEREAS, each of the Seller Parties has agreed not to compete with the BNC Parties except as provided herein or use any confidential and/or proprietary business information regarding the Business to the detriment of the BNC Parties during the term of this Agreement in order to induce the BNC Parties to enter into the Purchase Agreement and to perform its obligations thereunder;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

        1.      Non-Competition

                (a) Each of the Seller Parties agrees that for a period of four (4) years from the date hereof (the "Non-Compete Term"), neither of the Seller Parties nor their affiliates will directly or indirectly, engage or participate in, prepare or setup, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an agent, security holder, creditor, consultant or otherwise) that engages in (i) mortgage loan origination, selling, servicing or lending activities of any type whatsoever or (ii) activities similar to or which are otherwise in competition with the Business as such had been conducted at any time prior to one year from the date hereof;

                (b) the limitations set forth in Section 1(a) herein shall not apply to the foregoing:



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                        (i)     TrueLink may use, distribute, disseminate,
                                license, resell, exploit, upload, display, copy and store data submitted on any person or entity (so long as such activities do not violate subsection (i) of Section 1(a) herein or Section 2 herein) that is not a customer, borrower or loan applicant of any of the BNC Parties or any affiliate thereof, or any of their customers or brokers; provided, however, that TrueLink may use, distribute, disseminate, license, resell, exploit, upload, display, copy and store data of any borrower or loan applicant of any of the BNC Parties or any affiliate thereof, or any of their customers or brokers, provided that such data (A) either (I) consists solely of that raw credit data regarding the creditworthiness of such borrower or loan applicant as provided by third party credit repositories which currently consists of TransUnion Credit Information Services, Equifax Credit Information Services or Experien Information Services ("Credit Data") that is submitted, transmitted or in any way sent through the Interface and is the later of
                                (aa) the later of 31 days old from the date of receipt thereof by TrueLink or that date on which such data is "archived" pursuant to TrueLink's internal operating procedures consistently applied or (bb) such date as may be agreed to between Purchaser and Guy, provided that such parties acknowledge that they will discuss a date on which such data is similarly "archived" by third party repositories as referenced in this subsection (i) or (II) is independently obtained by TrueLink from any source not under a duty of confidentiality to any of the BNC Parties and (B) is not combined, compared with or against, integrated or presented in any way with any Client Proprietary Information as that term is defined in that certain Licensing and Web Site Hosting Agreement by and between the Purchaser and TrueLink of even date herewith (the "Web Site Agreement"): provided however, that notwithstanding the foregoing, TrueLink may not use, distribute, disseminate, license, resell, exploit, upload, display, copy or store any Credit Data for a period of one hundred eighty (180) days from the date hereof;

                        (ii) subject to the limitations set forth in paragraph 2 of this Agreement, TrueLink, may develop, distribute and sell software which allows for automated loan origination and underwriting, credit reporting and document preparation and provide related website development and support services to unaffiliated third parties or other entities in which none of the Seller Parties has a financial interest, which may be in competition with the Business (by way of example only, the type and nature of services TrueLink may undertake are those services TrueLink provides Purchaser pursuant to the Web Site Agreement); and

                        (iii) Guy may broker a maximum of ten mortgage loans per year, which amount shall not be carried over to subsequent years if Guy does not broker a maximum of ten mortgage loans in any given year, provided further that any and all of such loans will first be offered to BNC and/or its affiliates for funding.

                (b)     The parties intend that the covenant contained in this
Section 1 shall be construed as a series of separate covenants, one for each county specified in Exhibit "A" hereto. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section 1. If, in any judicial proceedings, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then this unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceeding to the extent necessary to permit the remaining separate covenants to be enforced.

                (c) Nothing contained in this Agreement shall be deemed to preclude the Seller Parties from purchasing or owning in the aggregate, directly or beneficially, TrueLink or, as a passive investment, five percent (5%) or less of any class of a publicly traded securities or any entity if it does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such entity.



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        2.      Solicitation.

                In connection with and in addition to the foregoing during the Non-Compete Term, Seller Group agrees not to: (i) use or otherwise exploit, directly or indirectly, the name "America's Lender," or any trademark, trade name, service mark or logo used in connection with the Business, whether registered or unregistered; (ii) directly or indirectly solicit, cause, or induce, or attempt to solicit, cause or induce, any current or future employee of the BNC Parties to terminate his or her employment with the BNC Parties;
(iii) request, advise or in any manner attempt to influence, directly or indirectly, any customer or client, or prospective customer or client, of the BNC Parties, or any person who had previously been a customer or client of the BNC Parties, or who becomes a customer or client of the BNC Parties, to modify, terminate or alter an existing relationship or not enter into a prospective relationship with any BNC Party; or (iv) hire, retain or otherwise employ any person or party who was an employee or consultant of Seller on or prior to a date which is thirty (30) days from the date hereof.

        3.      Trade Secrets.

                Each of the Seller Parties recognizes and acknowledges that the Trade Secrets are valuable, special and unique assets of the Business. Each of the Seller Parties shall keep all Trade Secrets confidential and not disclose such Trade Secrets or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

        4.      Acknowledgment.

                Each of the Seller Parties acknowledges and agrees that the covenants referred to in Sections 1 and 2 hereof are given in consideration of the purchase by the BNC Parties of the Purchased Assets and assumption of the Assumed Obligations (as those terms are defined in the Purchase Agreement) pursuant to the Purchase Agreement.

        5.      Injunctive Relief

                Each of the Seller Parties hereby acknowledges and agrees that it would be difficult to fully compensate BNC for damages resulting from the breach or threatened breach of Sections 1 and 2, herein and, accordingly, that BNC shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish BNC's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.

        6.      Severable Provisions

                The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

        7.      Reference Provision

                (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Los Angeles, California in accordance with the provisions of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction. Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction.

                (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all


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other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

                (c) The arbitrator shall be required to be determined in all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the referenced proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgement at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgement entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

        8.      Binding Agreement

                This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors and assigns.


        9.      Captions

                The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

        10.     Entire Agreement

                This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between the parties hereto. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of each of the parties hereto. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

        11.     Governing Law

                This Agreement shall be governed and construed in accordance with the laws of the State of California.

        12.     Notices.

                All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                If to any of the Seller Parties, to:

                America's Lender, Inc. c/o TrueLink
                3026 South Higuera Street



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                San Luis Obispo, California  93401
                Telephone:  (805) 782-8280
                Facsimile:  (805) 782-8281
                Attention:  Keith Guy




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                If to BNC or Purchaser to:

                BNC Mortgage, Inc.
                1063 McGaw Avenue
                Irvine, California  92614-5532
                Telephone:  (949) 260-6000
                Facsimile:  (949) 955-1678
                Attention:  Kelly Monahan, President

                with a copy to:

                Freshman, Marantz, Orlanski, Cooper & Klein
                Eighth Floor, East Tower
                9100 Wilshire Boulevard
                Beverly Hills, California 90212
                Telephone:  (310) 273-1870
                Facsimile:  (310) 274-8293
                Attention:  Thomas J. Poletti, Esq.

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

        13.     Attorney's Fees.

                In the event that any party shall bring an action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.




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                IN WITNESS WHEREOF, this Non-Competition Agreement is executed as of the day and year first above written.

"BNC"                                   "Seller"

BNC Mortgage, Inc.                      America's Lender, Inc.
a Delaware corporation                  a California corporation


By:                                     By:
   --------------------------------        -------------------------------------
   Name:                                   Name:
   Title:                                  Title:


"Purchaser"                             "Guy"


Mortgage Logic.com, Inc.
a California corporation


By:
   --------------------------------     ----------------------------------------
   Name:                                Keith Guy
   Title:


"SHL"

SHL Holdings, Inc.


By:
   --------------------------------
   Name:
   Title:






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                                   EXHIBIT "A"


        The geographic areas to which the non-competition provisions of Section 1 apply are as follows: